Lucas Energy Announces
It is Bank Debt Free

For Immediate Release

HOUSTON, TEXAS - (GlobeNewswire) – May 6, 2010 – Lucas Energy, Inc. (NYSE Amex - LEI) an independent oil and gas company (the “Company”) based in Houston, Texas, today announced that the Company has paid off its credit facility with Amegy Bank.  The company paid off the approximately $2.2 loan from the proceeds of a partial sale of nonproducing leasehold interests in its Gonzales County, Texas properties, primarily its Eagle Ford properties.  Further detail of the sale will be announced within the next few days.

William A. Sawyer, President and CEO of Lucas Energy, said “Lucas Energy has paid down its bank debt and is now on the way to developing its Eagle Ford assets.  We now have more flexibility for future transactions such as joint ventures.”   For more information on this and other activities of the Company, see the Lucas Energy web site www.lucasenergy.com.

Forward-Looking Statement

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. A statement identified by the words “expects,” “projects,” “plans,” “feels,” “anticipates” and certain of the other foregoing statements may be deemed “forward-looking statements.” Although Lucas Energy believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release.  The Company’s complete filings with the Securities and Exchange Commission are available at http://www.sec.gov

Contacts:
Lucas Energy, Inc.
(713) 528-1881

Michael Brette,J.D. [mikebrette@gmail.com]

Mike King [mike@princetonresearch.com]